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                                                                     EXHIBIT 3.1



                           AMENDED AND RESTATED BYLAWS
                                       OF
                                POWERBRIEF, INC.


                                    ARTICLE I

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

        Section 1. Place of meetings: All meetings of the shareholders shall be held at such place within or without the State of Texas as may be determined by the board of directors and set forth in the respective notice or waivers of notice of such meeting.

        Section 2. Annual Meetings of Shareholders: The annual meeting of the shareholders of the corporation, for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held at such time and date as shall be designated by the board of directors from time to time and stated in the notice of the meeting. Such annual meeting shall be called in the same manner as provided in these bylaws for special meetings of the shareholders, except that the purposes of such meeting need be enumerated in the notice and proxies of such meeting only to the extent required by law in the case of annual meetings.

        Section 3. Special Meetings of Shareholders: Special meetings of the shareholders may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request of a majority of the board of directors, or at the request in writing of shareholders owning a majority of all issued and outstanding shares entitled to vote. Business transacted at all special meetings shall be confined to the purposes stated in the call.

        Section 4. Notice of Meetings of Shareholders: Written or printed notice stating the place, day and hour of the meeting and, in case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage prepaid.

        Section 5. Quorum: The holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law or the articles of incorporation. Once a quorum is present at the meeting of shareholders, the subsequent withdrawal from the meeting of any shareholder prior to adjournment or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of voting shares shall be present or represented. At such adjourned meeting at which the

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requisite amount of voting shares shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. The vote of the holders of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the articles of incorporation or these bylaws.

        Section 6. Voting and Proxies: At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation.

        Section 7. Voting on Matters Other Than the Election of Directors: For purposes of voting on matters other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

        Section 8. Voting in the Election of Directors: For purposes of voting on the election of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

        Section 9. List of Shareholders Entitled to Vote: The officer or agent having charge of the share transfer records for shares of a corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

        Section 10. Closing of Transfer Books and Record Dates: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by a corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by the shareholders proposed



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to be taken without a meeting of shareholders), the board of directors of a corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the bylaws, or in the absence of an applicable bylaw, the board of directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired. If the share transfer books are not closed, and no record date is fixed for determination of shareholders entitled to execute a consent in writing in lieu of a meeting of shareholders, and the prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation, and, if no record date shall have been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining shareholders entitled to consent to the action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

        Section 11. Registered Shareholders: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such share or shares for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by the laws of Texas.

                                   ARTICLE II

                               Board of Directors

        Section 1. Number and qualifications: The power of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of a board of not less than one
(1) director, as may be determined by the shareholders or the board of directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders nor be residents of the State of Texas. The board in its discretion may elect a



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chairman of the board who shall preside at board meetings and generally manage the affairs of the board.

        Section 2. Election: At each annual meeting of the shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified unless sooner removed by action of the shareholders.

        Section 3. Vacancies: Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Any directorship to be filled by reason of any increase in the number of directors may be filled by (a) the shareholders of the corporation at an annual or special meeting; or (b) the board of directors (subject, however, to the limitations set forth in Article
2.34 of the Texas Business Corporation Act).

        Section 4. Place of Meetings: All meetings of the board of directors of the corporation may be held either within or without the State of Texas.

        Section 5. Annual Meeting of the Board: The annual meeting of each newly elected board shall be held, without further notice, immediately following the annual meeting of shareholders, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the directors.

        Section 6. Regular Meetings: Regular meetings of the board may be held without notice at such time and place either within or without the State of Texas as shall from time to time be determined by the board.

        Section 7. Special Meetings: Special meetings of the board may be called by the chief executive officer on 48 hours' notice to each director, either personally or by mail, telephone or by telegram; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of two directors.

        Section 8. Quorum: At all meetings of the board the presence of a majority of the number of directors fixed by Section 1 of this Article II shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by law or the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9. Powers of Board of Directors: In addition to the powers and authorities expressly conferred by these bylaws upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders by statute or the articles of incorporation or these bylaws.



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        Section 10. Compensation of Directors: Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time fixed by resolution of the board of directors. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board by resolution of the board, provided that nothing contained in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

        Section 11. Attendance and Waiver of Notice: Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to these bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

        Section 12. Removal of Directors: Any director may be removed (with or without cause) by the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of directors at any duly called shareholders' meeting.

        Section 13. Executive and Other Committees: The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, and may designate one or more of its members as alternate members of the committee who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all property and assets of the corporation, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors and shall keep regular minutes of their proceedings and report the same to the board when required.

        Section 14. Issuance of Stock Options: The issuance of any Common Stock, or options or other securities exercisable for or convertible into Common Stock, of the corporation to employees, consultants, independent contractors, or directors of the corporation must be approved by at least one of the directors elected by holders of the corporation's Convertible Preferred Stock, Series A pursuant to Section 7 of the corporation's Certificate of Designation of Rights and Preferences of Convertible Preferred Stock, Series A . This Section 14 is a right and power of the corporation's Convertible Preferred Stock, Series A and can not be amended,



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altered, repealed or waived except in accordance with Section 8 of the corporation's Certificate of Designation of Rights and Preferences of Convertible Preferred Stock, Series A.


                                   ARTICLE III

                                    Officers

        Section 1. Number: The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors, in its discretion, may also choose a chief executive officer, a chief financial officer, a treasurer and one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Any two or more offices may be held by the same person. Such officers shall be chosen by the board of directors at such time and in such manner and for such terms as the board of directors may prescribe.

        Section 2. General Duties: All officers and agents of the corporation, as between themselves and the corporation, shall have such authority, perform such duties and manage the corporation as may be provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

        Section 3. Election, Term of Office and Qualifications: The officers shall be chosen annually by the board of directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4.

        Section 4. Removal: Any officer or agent elected or appointed by the board of directors may be removed (with or without cause) by the affirmative vote of a majority of the board of directors whenever in its judgment the best interests of the corporation will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 5. Resignation: Any officer may resign at any time by giving written notice to the board of directors or to the chief executive officer, president or secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the corporation.

        Section 6. Vacancies: Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election or appointment to such office.

        Section 7. The Chief Executive Officer: The chief executive officer, who need not be chosen from among the directors, shall have active, executive management of the operations of the corporation, subject, however, to the control of the board of directors. The chief executive officer shall have the authority to manage and direct the duties and responsibilities of any other



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officer or employee of the corporation. The chief executive officer shall also preside at all meetings of the stockholders of the corporation and the board of directors, unless the board of directors has appointed a chairman of the board, who would preside at all such meetings of the stockholders and the board of directors. He or she shall, in general, perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be assigned to him by the board of directors.

        Section 8. The President: The president, who need not be chosen from among the directors, shall have general supervision of the operations of the corporation, subject, however, to the control of the board of directors and the chief executive officer. He shall, in general, perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the board of directors or the chief executive officer. At the request of the chief executive officer, the president may temporarily act in his place. In the case of the death of the chief executive officer, or in the case of his absence or inability to act without having designated the president to act temporarily in his place, the president shall perform the duties of the chief executive officer as designated by the board of directors.

        Section 9. The Vice President: Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the chief executive officer or the president may from time to time delegate to him. At the request of the president, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president to act temporarily in his place, the vice president or vice presidents to perform the duties of the president shall be designated by the board of directors.

        Section 10. The Secretary: The secretary shall keep or cause to be kept in books provided for that purpose, minutes of the meetings of the shareholders and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of the records and of the seal of the corporation and see that the seal is affixed to all the documents, the execution of which on behalf of the corporation under its seal is required; and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned to him by the board of directors or by the chief executive officer or by the president.

        Section 11. The Chief Financial Officer: The chief financial officer shall be the principal financial officer of the corporation; shall have charge and custody of and be responsible for all funds of the corporation and deposit all such funds in the name of the corporation in such depositories as may be designated by the board of directors; shall receive and give receipts for moneys due and payable to the corporation from any source; and, in general, shall perform all the duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned to him or her by the board of directors or by the chief executive officer.

        Section 12. The Treasurer: The treasurer shall have custody of the funds of the corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all such funds in the name of the corporation in such depositories as may be designated by the board of directors; shall receive and give receipts for moneys due and payable to the corporation from any source; and, in general, shall perform all



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the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. The treasurer shall render to the chief financial officer, the chief executive officer and the board of directors, whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall, if required to do so by the board of directors, give the corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        Section 13. Salaries: The salaries of the officers shall be fixed by, or in accordance with the directions of, the board of directors, and it shall be no objection that the officer in question is a member of the board of directors or that he votes on the resolution fixing his salary; provided, however, that all salaries voted must be no more than reasonable compensation for services rendered or to be rendered to the corporation.

        Section 14. Disallowed Payments: Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.


                                   ARTICLE IV

                                 Indemnification

        The corporation shall indemnify and advance expenses to all directors and officers of the corporation to the maximum extent allowed by the Texas Business Corporation Act and other applicable law. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended after adoption of this provision of the bylaws by the shareholders or the board of directors to authorize corporate action further expanding the corporation's power to indemnify, then the corporation shall be and hereby is authorized to indemnify the persons named above to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended.

                                    ARTICLE V

                                  Capital Stock

        Section 1. Certificates for Shares: The certificates for shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by any one or more officers of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. The



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signatures of the officer or officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

        Section 2. Restrictions: Restrictions on the transfer, or registration of the transfer, of shares shall conspicuously be set forth on the face of the certificate, or shall set be set forth on the back of the certificate and shall conspicuously refer to the same on the face of the certificate, or shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or if such document is one required or permitted to be and has been filed under the applicable laws, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

        Section 3. Transfer of Certificates of Shares: Transfers of shares shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate for the shares. The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue and registration of certificates of shares, and may appoint transfer agents and/or registrars for the certificates of shares.

        Section 4. Lost or Destroyed Certificates: The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, and the board of directors, when authorizing such issue of a new certificate or certificates, may require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation.

                                   ARTICLE VI

                               General Provisions

        Section 1. Seal: The seal of the corporation shall be circular in form with the name of the corporation around the margin, with a five pointed star in the center with letters Texas appearing between the points of the star, or in such other form as shall be approved by the board of directors.

        Section 2. Fiscal Year: The fiscal year of the corporation shall be fixed by resolution of the board of directors, or in the absence of such a resolution by the chief executive officer.

        Section 3. Distributions and Share Dividends: Distributions and share dividends, subject to the provisions of the articles of incorporation and applicable law, may be authorized and made by the board of directors at any regular or special meeting. Distributions may be paid



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in cash or property. The board of directors may by resolution create a reserve or reserves out of its surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

        Section 4. Notices: Whenever under the provisions of these bylaws notice is required to be given to any director or shareholder, it shall not be construed to mean only personal notice, but such notice may also be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when it shall be thus mailed. Any notice required to be given under these bylaws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated in the notice.

        Section 5. Actions Without a Meeting and Telephone Meetings:
Notwithstanding any provision contained in these bylaws, all actions of the directors or any committee of the board provided for herein may be taken by unanimous consent without a meeting, or any meeting thereof may be held by means of a conference telephone or the like, to the full extent permitted by Article
9.10 of the Texas Business Corporation Act.

                                   ARTICLE VII

                                   Amendments

        Section 1. Amendments by Board of Directors: The board of directors may amend or repeal these bylaws, or adopt new bylaws, unless:

        (i) the articles of incorporation or the Texas Business Corporation Act reserves such power exclusively to the shareholders in whole or in part; or

        (ii) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw.

        Section 2. Amendments by Shareholders: Unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these bylaws, the corporation's shareholders may amend, repeal, or adopt the corporation's bylaws even though the bylaws may also be amended, repealed, or adopted by the board of directors.



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